UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2019

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 228-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At 10:00 a.m. (PDT) on May 1, 2019 at its offices at 2401 N. Glassell Street, Orange, California 92865, Volt Information Sciences, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders elected each of the Company’s director nominees to its Board of Directors (the “Board”) (see Item 5.07 below).  Ms. Celia Brown was elected to the Board as an independent director, following which she was appointed Chair of the Company's Human Resources & Compensation Committee.

Ms. Brown has served as a director and a member of the Compensation and Nominating and Governance Committee of 1-800-Flowers.com, Inc. since June 2016.    She has also been a management consultant since 2016.  From January 2016 through June 2016, Ms. Brown served as an Integration Advisor at Willis Towers Watson.  From 2010 through January 2016, Ms. Brown served as the Executive Vice President and Group HR Director of Willis Group Holdings, a publicly-traded broking, solutions and advisory firm that merged with Towers Watson in 2016. In that capacity, she advised the company’s management, compensation committee and board of directors on talent strategy, succession planning, reward strategy, culture, and diversity. Ms. Brown earned a B.A. degree from Emory University and earned a J.D. degree from the University of North Carolina School of Law.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders considered and voted on the proposals listed below.  These proposals are described in detail in the Company’s Proxy Statement (the “Proxy Statement”) previously filed with the Securities and Exchange Commission on February 22, 2019.  A total of 18,622,747 shares of the Company’s common stock, representing 87.82% of the shares outstanding on the record date established by the Company, were present or represented by proxy at the Annual Meeting.  Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board.  The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Celia R. Brown	15,766,028	256,957	2,599,762
Nick S. Cyprus	15,636,686	386,299	2,599,762
William J. Grubbs	15,741,983	281,002	2,599,762
Bruce G. Goodman	9,422,756	6,600,229	2,599,762
Linda Perneau	15,776,967	246,018	2,599,762
Arnold Ursaner	8,289,695	7,733,290	2,599,762

The foregoing Proposal 1 was approved.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2019

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
16,376,436	2,223,508	22,803	0

The foregoing Proposal 2 was approved.

Proposal 3: “Say-on-pay” non-binding, advisory vote

The stockholders voted, on a non-binding, advisory basis, on the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
13,924,236	2,093,437	5,312	2,599,762

The foregoing Proposal 3 was approved.

Proposal 4: Proposed 2019 Equity Incentive Plan

The stockholders voted on the Company’s proposed 2019 Equity Incentive Plan as disclosed in the Proxy Statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
15,625,676	392,096	5,213	2,599,762

The foregoing Proposal 4 was approved.

Item 8.01.  Other Events.

Effective immediately following the Annual Meeting, Mr. William J. Grubbs was appointed the independent, non-executive Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: May 2, 2019	By:	/s/ Nancy Avedissian
		Name:	Nancy Avedissian
		Title:	Senior Vice President, General Counsel and Corporate Secretary